Exhibit 4.9


                            CERTIFICATE OF TRUST
                                     OF
                                GBL TRUST II


         THIS CERTIFICATE OF TRUST of GBL Trust II (the "Trust"), dated as of December 5, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act, 12 Del. C. ss. 3801 et seq. (the "Act").

         1. Name. The name of the business trust being formed hereby is GBL Trust II.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are:

         The Bank of New York (Delaware) White Clay Center, Route 273, Newark, Delaware 19711.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.


         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with
Section 3811(a)(1) of the Act as of the date first above written.



                                            THE BANK OF NEW YORK,
                                                as Property Trustee


                                            By: /s/ Michael Daly
                                                -------------------------------
                                                Name:   Michael Daly
                                                Title:  Vice President


                                            THE BANK OF NEW YORK, (Delaware),
                                                 as Delaware Trustee


                                            By: /s/ John Nichols
                                               --------------------------------
                                               Name:   John Nichols
                                               Title:  President


                                            Douglas R. Jamieson,
                                               as Administrative Trustee


                                            /s/ Douglas R. Jamieson
                                            -----------------------------------
                                            Douglas R. Jamieson


                                            Robert S. Zuccaro,
                                               as Administrative Trustee


                                            By: /s/ Robert S. Zuccaro
                                               --------------------------------
                                               Robert S. Zuccaro


                                            Joseph R. Rindler, Jr.,
                                               as Administrative Trustee


                                            /s/ Joseph R. Rindler, Jr.
                                            -----------------------------------
                                                Joseph R. Rindler, Jr.